                                                                      EXHIBIT n.


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated July 23, 2003, relating to the statement of net assets of Nicholas-Applegate Convertible & Income Fund II as of July 16, 2003, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Auditors" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
September 16, 2003